Exhibit 99.1

West Susitna Access Road Advances with Geotechnical Drilling and $25 Million Additional Funding Approved

Anchorage, Alaska, September 1, 2026 - Nova Minerals Corp (“Nova Minerals” or the “Company”) (NYSE American: NVA | ASX: NVA) is pleased to report that geotechnical drilling is underway and that the Alaska Industrial Development and Export Authority (“AIDEA”) has authorized up to $25 million in additional funding to advance the West Susitna Access Road. The proposed year-round road will provide a critical transportation link between the Company’s Estelle Gold and Critical Minerals Project and its planned Port MacKenzie antimony refinery.

Highlights

●	The West Susitna Access Road is a transformative 78.5-mile, year-round all-weather road that will support critical mineral development in Alaska’s West Susitna region, including Nova Minerals’ Estelle Project, by improving access, reducing development costs, and supporting regional economic growth. It will connect to a separate 22-mile Alaska Department of Transportation & Public Facilities (ADOT&PF) road project, including a major bridge over the Susitna River, linking the area to the existing road network (Figure 1).

●	The AIDEA board has authorized up to $25 million in funding to advance geotechnical drilling and other essential works for the West Susitna Access Road over 2026/2027.

●	ADOT&PF geotechnical investigations are progressing well, with 2026 fieldwork and most drill holes completed or nearing completion at key material sites and bridge crossings (Figure 2), and numerous environmental studies now completed.

●	Nova Minerals is a first mover in developing a fully integrated antimony mining, processing and refining operation in Alaska to provide a secure and reliable domestic supply of a critical mineral essential to U.S. national and economic security.

On August 27, 2026, the AIDEA board approved up to $25 million additional in funding to undertake a geotechnical drilling program and progress other essential works for the West Susitna Access Road. Once complete, the road will provide year-round access to the region’s critical natural resources, including Nova Minerals’ Estelle Project.

The funding will also progress the permitting, hydrologic, engineering, and access work that directly supports it.

“This is the work that turns a route on a map into a road that can actually be built,” said AIDEA Deputy Executive Director Brandon Brefczynski. “The Board’s unanimous action keeps the project on schedule for the upcoming field seasons and moves us another step closer to unlocking one of the most promising resource corridors in the state.”

This important next step builds on the Alaska Department of Transportation and Public Facilities’ (ADOT&PF) extensive geotechnical investigations and drilling program undertaken in 2026 as part of the predevelopment work for the West Susitna Access Road, supporting the preliminary design of the proposed roadway, bridges, culverts, and potential construction material sites.

Field investigations have been completed at three material sites, with work at a fourth site nearly complete. Additional laboratory testing and technical analysis are ongoing. Fourteen material sites still require field investigation. These locations have received the necessary environmental and land-use permits and are prepared to proceed once authorization is received from the Federal Highway Administration.

Substantial progress has also been made at the proposed Little Susitna River and Susitna River bridge crossings. At the Little Susitna River Bridge, seven of eight planned test holes and two of three planned penetrometer investigations have been completed.

At the Susitna River Bridge, drilling has been completed at four primary bridge pier locations using barge-supported equipment. The remaining in-river pier investigations are planned for the May 15 through July 15, 2027, permitted in-water work window. The remaining abutment and approach investigations are fully permitted and awaiting federal authorization.

In addition to the drilling, numerous environmental and other studies have also been completed or are nearing completion including:

Overall, the West Susitna Access Road is expected to cover 78.5-miles, beginning approximately 1.4 miles west of Alexander Creek and extending to Nova Minerals’ Whiskey Bravo airstrip and mineral exploration camp (Figure 1).

Phase 1 of Nova Minerals planned antimony trisulfide production is fully funded by a $43.4 million U.S. Department of War (DoW) Defense Production Act Title III award to support the establishment of a domestic antimony supply chain.

Upon completion, Nova Minerals’ antimony refinery in Port MacKenzie, Alaska, is expected to serve as a strategic U.S. processing and toll-treatment facility capable of producing refined antimony products for defense, industrial and critical technology supply chains.

Nova Minerals CEO, Mr. Christopher Gerteisen, commented:

“Nova Minerals welcomes the AIDEA board’s unanimous funding approval, authorizing an additional $25 million to advance the development of the West Susitna Access Road. This marks another important milestone for Nova Minerals’ Estelle Gold and Critical Minerals Project.

“The funding approval demonstrates the ongoing local support for critical minerals projects in the region that strengthen U.S. national and economic security.

“This vital piece of infrastructure will increase accessibility to the site, providing safe and reliable road access throughout the year, supporting our efforts to establish a fully secure, vertically integrated antimony supply chain.”

You can read the full press release from AIDEA on its funding approval here.

https://www.aidea.org/LinkClick.aspx?fileticket=BHBO7Yhrsck%3d&portalid=0

Watch the AIDA West Susitna Access video here.

https://www.youtube.com/watch?v=WZRiDq8c9Os

Watch a video on the geotechnical drilling here.

https://vimeo.com/1133671687?fl=pl&fe=vl

Figure 1. Proposed route for the West Susitna Access Road. Source AIDEA

Figure 2. Geotechnical drilling on the West Susitna Access Road route. Source ADOT&PF

About Nova Minerals Corp

Nova Minerals Corp is advancing one of the world’s largest undeveloped gold deposits into production and securing a U.S. domestic supply of the critical mineral antimony. The Company is focused on the exploration and development of the Estelle Gold and Critical Minerals Project, located in Alaska, a tier-one mining jurisdiction.

Estelle hosts two defined multi-million-ounce gold resources, and more than 20 prospects distributed along a 35-kilometre mineralized trend, in the prolific Tintina Gold Belt, a province which hosts a >220 million ounce (Moz) documented gold endowment and some of the world’s largest gold mines and discoveries including, Kinross Gold Corporation’s Fort Knox Gold Mine. In parallel, Nova is advancing its critical minerals strategy, fully-funded by a $43.4 million U.S. Department of War award to develop a domestic antimony supply chain, targeted for production in 2027.

Further discussion and analysis of the Estelle Project is available through the interactive Vrify 3D animations, presentations, and videos, all available on the Company’s website www.novamineralscorp.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical fact, contained in this press release are forward-looking statements and that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Nova Minerals Corp’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Forward-looking statements contained in this announcement are made as of this date, and Nova Minerals Corp undertakes no duty to update such information except as required under applicable law.

For further information:

Nova Minerals:	Media:	Investor Relations:

Craig Bentley	Jenna Shinderman	Dave Gentry, CEO
Executive Director	Sodali & Co	RedChip Companies, Inc.
Ph: 1-720-550-4223	Ph: 1-631-918-4047	Ph: 1-407-644-4256
E: craig@novamineralscorp.com	E: jenna.shinderman@sodali.com	E: NVA@redchip.com